Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT: Carole R. Artman-Hodge
Tel	203 356 1318
Email	investorrelations@mxenergy.com

MXENERGY TERMINATES EXCHANGE OFFER FOR ITS

FLOATING RATE SENIOR NOTES DUE 2011

Stamford, Conn., June 27, 2007 – MxEnergy Holdings Inc. (the “Company” or “MXenergy”) announced today that it has terminated its offer to exchange (the “Exchange Offer”) $190,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2011 (the “Notes”) which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal amount of its outstanding Notes which are not registered under the Securities Act.

On May 30, 2007, MXenergy announced that it was extending indefinitely the expiration date of the Exchange Offer. The Exchange Offer, which was scheduled to expire at 5:00 p.m., New York City time, on Wednesday, May 30, 2007, unless extended, was being made pursuant to a prospectus dated April 30, 2007. As of 5:00 p.m., New York City time on June 26, 2007, $190,000,000 aggregate principal amount of Notes had been tendered to the exchange agent, representing 100% of the outstanding Notes. None of the tendered Notes were accepted for exchange by MXenergy and such Notes will be promptly returned to their respective holders.

On June 22, 2007, MXenergy commenced a cash tender offer to purchase any or all of the outstanding Notes and is soliciting consents from holders of the Notes to effect certain proposed amendments to the indenture governing such Notes. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated as of June 22, 2007, and a related Letter of Transmittal and Consent, dated as of June 22, 2007, copies of which will be delivered to all holders of Notes. In connection with the tender offer and consent solicitation, MXenergy expects to enter into a supplemental indenture to the indenture governing the Notes which would provide that if the tender offer is terminated after the Exchange Offer is completed, then MXenergy will provide holders of the Notes with additional registration rights substantially similar to those set forth in the registration rights agreement relating to the Notes.

MXenergy intends to commence a new exchange offer for the Notes (the “New Exchange Offer”) and will file a post-effective amendment (the “Amendment”) to its Registration Statement on Form S-4 (File No. 333-138425) which will include a prospectus (as amended or supplemented, the “Prospectus”) that contains updated information regarding the

Company and the New Exchange Offer. MXenergy will commence the New Exchange Offer promptly after the Amendment is declared effective by the Securities and Exchange Commission. Notes may either be tendered in the tender offer and consent solicitation or exchanged in the New Exchange Offer but are not permitted to be both tendered in the tender offer and consent solicitation and exchanged in the New Exchange Offer.

This press release is neither an offer to exchange or purchase nor a solicitation of an offer to exchange or sell the Notes. The New Exchange Offer will be subject to the terms and conditions set forth in the Prospectus. The Company urges investors and holders of the Notes to read the Prospectus and other materials related to the New Exchange Offer when they become available because they will contain important information about the New Exchange Offer. Persons with questions regarding the tender offer and the consent solicitation should contact Morgan Stanley & Co. Incorporated, the Dealer Manager and Solicitation Agent, at (800) 624-1808 or (212) 761-1864, or Global Bondholder Services Corporation, the Information Agent, at (866) 470-3800 or (212) 430-3774.

About MXenergy

MXenergy is one of the fastest growing retail natural gas suppliers in the country, serving approximately 500,000 customers in 36 utility territories in the United States and Canada. Founded in 1999 to provide natural gas and electricity to consumers in deregulated energy markets, MXenergy helps residential customers and small business owners control their energy bills by providing both fixed and variable rate plans. For more information, contact Carole R. Artman-Hodge, Executive Vice President, MXenergy, at 203-356-1318 or by email at investorrelations@mxenergy.com.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, our future performance generally; our business goals, strategy, plans, objectives and intentions; our integration of the assets we acquired from Shell Energy Services Company, L.L.C. in August 2006; expectations concerning future operations, margins, profitability, attrition, bad debt, interest rates, liquidity and capital resources; and expectations regarding the effectiveness of our hedging practices and the performance of suppliers, pipelines and transmission companies, storage operators, independent system operators, and other counterparties supplying, transporting, and storing physical commodity. MXenergy does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.

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